EXHIBIT 99.1.a


                                                           [LOGO]
                                                                 ARTHUR ANDERSEN

COLUMBIA NATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2000 AND 1999
TOGETHER WITH AUDITORS' REPORT

                                                           [LOGO]
                                                                 ARTHUR ANDERSEN

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Columbia National, Inc.:

We have audited the accompanying consolidated balance sheets of Columbia National, Inc. and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                                         /s/ Arthur Andersen LLP


Vienna, Virginia
March 1, 2001

                             COLUMBIA NATIONAL, INC.

                                TABLE OF CONTENTS

CONSOLIDATED BALANCE SHEETS
   As of December 31, 2000 and 1999............................................1

CONSOLIDATED STATEMENTS OF INCOME
   For the years ended December 31, 2000 and 1999..............................2

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
   For the years ended December 31, 2000 and 1999..............................3

CONSOLIDATED STATEMENTS OF CASH FLOWS
   For the years ended December 31, 2000 and 1999..............................4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   December 31, 2000 and 1999..................................................5

COLUMBIA NATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2000 AND 1999

                                                                  2000            1999
                                                              ------------    ------------
ASSETS

CASH                                                          $    890,639    $  1,661,300
RESTRICTED CASH                                                  2,809,043       2,803,579
FIRST MORTGAGE NOTES HELD FOR SALE                             128,632,721      82,334,867
ADVANCES AND OTHER RECEIVABLES                                  12,619,138      13,860,873

INVESTMENT IN FIRST MORTGAGE NOTES, LESS
UNAMORTIZED DISCOUNT AND RESERVE OF $1,023,869
AND $173,528 AS OF DECEMBER 31, 2000 AND 1999, RESPECTIVELY      2,044,634         468,427

SERVICING ASSETS, NET                                          113,211,449     100,954,088

LEASEHOLD IMPROVEMENTS AND FURNITURE AND
EQUIPMENT, AT COST, LESS ACCUMULATED
DEPRECIATION AND AMORTIZATION OF $11,406,909
AND $9,289,705 AS OF DECEMBER 31, 2000
AND 1999, RESPECTIVELY                                           4,449,877       7,272,309

OTHER ASSETS                                                     1,906,631       1,765,471
                                                              ------------    ------------
Total assets                                                  $266,564,132    $211,120,914
                                                              ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
     Term debt                                                $ 72,000,000    $ 62,600,000
     Working capital borrowings                                 11,500,000      13,700,000
     Warehouse borrowings                                      116,903,493      74,765,135
     Settlement drafts outstanding                               9,422,250       7,616,877
     Capital lease obligations                                   1,424,547       2,692,975
     Accounts payable and accrued expenses                      10,704,733      12,132,290
     Deferred tax liability, net                                10,330,686       7,190,196
                                                              ------------    ------------
Total liabilities                                              232,285,709     180,697,473
                                                              ============    ============

SHAREHOLDERS' EQUITY:
     Common stock, no par value, $1 assigned value
     per share; 5,000 shares authorized;
     3,000 shares issued                                             3,000           3,000
     Capital surplus                                            44,272,000      44,272,000
     Deficit                                                    (9,996,577)    (13,851,559)
                                                              ------------    ------------
Total shareholders' equity                                      34,278,423      30,423,441
                                                              ------------    ------------
Total liabilities and shareholders' equity                    $266,564,132    $211,120,914
                                                              ============    ============

The accompanying notes are an integral part of these consolidated balance sheets.

COLUMBIA NATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                       2000            1999
                                                    -----------    ------------
REVENUES:
   Loan administration                              $34,135,184    $ 30,687,918
   Gain on sales of mortgages loans, net,
   and brokerage income                              45,730,396      61,402,373
                                                    -----------    ------------
                                                     79,865,580      92,090,291
                                                    -----------    ------------
   Interest income                                   10,676,558      13,918,226
   Interest expense                                  (8,668,189)    (10,558,696)
                                                    -----------    ------------
Net interest income                                   2,008,369       3,359,530
                                                    -----------    ------------
                                                     81,873,949      95,449,821
                                                    -----------    ------------
EXPENSES:
   Salaries and benefits                             38,749,092      51,067,920
   Other general and administrative                  22,724,715      28,226,706
   Amortization of servicing                         13,404,870      14,749,571
   Servicing impairment                                      --      (7,500,000)
                                                    -----------    ------------
                                                     74,878,677      86,544,197
                                                    -----------    ------------
INCOME BEFORE INCOME TAX EXPENSE                      6,995,272       8,905,624
INCOME TAX EXPENSE                                   (3,140,290)     (3,562,873)
                                                    -----------    ------------
Net income                                          $ 3,854,982    $  5,342,751
                                                    ===========    ============

The accompanying notes are an integral part of these consolidated statements.

COLUMBIA NATIONAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                           COMMON      CAPITAL
                           STOCK       SURPLUS        DEFICIT          TOTAL
                           ------    -----------    ------------    ------------
BALANCE,
DECEMBER 31, 1998          $3,000    $44,272,000    $(19,194,310)   $ 25,080,690
   Net income                  --             --       5,342,751       5,342,751
                           ------    -----------    ------------    ------------
BALANCE,
DECEMBER 31, 1999           3,000     44,272,000     (13,851,559)     30,423,441
   Net income                  --             --       3,854,982       3,854,982
                           ------    -----------    ------------    ------------
BALANCE,
DECEMBER 31, 2000          $3,000    $44,272,000    $ (9,996,577)   $ 34,278,423
                           ======    ===========    ============    ============

The accompanying notes are an integral part of these consolidated statements.

COLUMBIA NATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                        2000             1999
                                                                    ------------    -------------
OPERATING ACTIVITIES:
     Net income                                                     $  3,854,982    $   5,342,761
     Adjustments to reconcile net income to net cash
     (used in)/provided by operating activities--
         Deferred tax expense                                          3,140,490        3,562,873
         Amortization of servicing                                    13,404,870       14,749,571
         Amortization of deferred financing costs                        392,000           72,000
         (Decrease) increase in reserves on loans                       (282,693)       1,046,742
         Reduction to reserve on originated mortgage servicing
         rights                                                               --       (7,500,000)
         Depreciation and amortization of fixed assets and leases      2,525,524        2,509,805
         Loss on disposal of leasehold improvements and
         furniture and fixtures                                          907,544               --
                                                                    ------------    -------------
Net income adjusted for noncash items                                 23,942,717       19,783,742
                                                                    ------------    -------------
     Decrease in accounts payable and accrued expenses                (1,427,557)      (7,875,516)
     Decrease (increase) in advances and other receivables             1,524,428         (640,689)
     Net (increase) decrease in first mortgage notes held for
     sale                                                            (46,297,854)     278,045,165
     Increase in other assets                                           (533,160)        (332,004)
                                                                    ------------    -------------
Net cash (used in) provided by operating activities                  (22,791,426)     288,960,698
                                                                    ------------    -------------
INVESTING ACTIVITIES:
     Proceeds from sales and principal collected on first
     mortgage notes held for investment                                2,505,796          330,195
     Proceeds from sales of furniture and fixtures                        15,250               --
     Additions to first mortgage notes held for investment            (4,082,003)        (250,781)
     Additions to servicing assets                                   (25,662,231)     (34,833,145)
     Additions to leasehold improvements and furniture and
     equipment                                                          (625,886)      (4,798,301)
     Additions to capital lease obligations                              106,000        1,313,157
     (Increase) decrease in restricted cash                               (5,464)      23,453,394
                                                                    ------------    -------------
Net cash used in investing activities                                (27,748,538)     (14,785,481)
                                                                    ------------    -------------
Financing activities:
     Principal payments under capital lease obligations               (1,374,428)      (1,269,364)
     Increase (decrease) in warehouse borrowings                      42,138,358     (289,967,675)
     Increase (decrease) in settlement drafts outstanding              1,805,373       (6,506,599)
     Increase in term debt borrowings                                  9,400,000       19,600,000
     (Decrease) increase in working capital borrowings                (2,200,000)       2,500,000
                                                                    ------------    -------------
     Net cash provided by (used in) financing activities              49,769,303     (275,643,638)
                                                                    ------------    -------------
DECREASE IN CASH                                                        (770,661)      (1,448,421)
CASH, AT BEGINNING OF YEAR                                             1,661,300        3,109,721
                                                                    ------------    -------------
CASH, AT END OF YEAR                                                $    890,639    $   1,661,300
                                                                    ============    =============

The accompanying notes are an integral part of these consolidated statements.

COLUMBIA NATIONAL, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

FORMATION OF COMPANY

On February 2, 1993, management and Merrill Lynch Capital Partners formed an entity and entered into a stock purchase agreement with PaineWebber Mortgage Finance Holding Co. to acquire all of the issued and outstanding shares of PaineWebber Mortgage Finance, Inc. The closing of this transaction occurred on May 14, 1993. Subsequent to the date of closing, management changed the name of PaineWebber Mortgage Finance, Inc., to Columbia National, Inc.

Columbia National, Inc. is a residential and commercial mortgage originator and servicer. On behalf of a variety of mortgage investors, it provides a diverse range of financing and refinancing alternatives in 66 branches located in 19 states and the District of Columbia.

BASIS OF PRESENTATION

Columbia National, Inc. (the Company) is a wholly owned direct subsidiary of Columbia National Holdings, Inc. The Company has two active wholly owned subsidiaries, Columbia National Real Estate Finance, Inc. and CNI Reinsurance, Ltd., and four inactive subsidiaries, American Residential Title Corporation, PWMF Mortgage Corporation, NAP Financial Services, LLP, and CNI Securities, Inc. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of intercompany transactions and balances.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECOGNITION OF INCOME

Loan administration income represents fees earned in connection with the servicing of real estate mortgage loans for investors. Such income is recognized concurrent with the receipt of the related mortgage payments and is based generally on the outstanding principal balances of the loans serviced.

Brokerage income includes placement fees for services performed in arranging mortgage and equity financing. Such income is recognized when the commitments have been obtained and accepted, collection of the fee is reasonably ensured, and there are no remaining significant obligations to perform.

Loan origination fees and direct loan origination costs are deferred initially, and such net fees or costs associated with mortgage notes held for sale are included as components of the carrying value of the loan until the related loan is sold. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold.

Interest income on mortgage notes held for sale is credited to operations based upon the principal amount outstanding. The accrual of interest is generally discontinued on all mortgage loans held for sale that become 90 days past due as to principal and interest.

RESTRICTED CASH

Restricted cash includes advances from the warehouse lender for mortgage loans anticipated to close subsequent to year-end and sales proceeds received which are being held to pay down warehouse borrowings. On December 31, 2000 and 1999, these amounts totaled $1,041,504 and $2,420,314, respectively. The remaining balance of restricted cash as of December 31, 2000 and 1999, consists of escrows held for the benefit of borrowers.

FIRST MORTGAGE NOTES HELD FOR SALE

First mortgage notes held for sale consist of loans made to individuals that are secured by residential single family properties and loans made to corporate entities that are secured by commercial multi-family properties.

First mortgage notes held for sale are carried at the lower of aggregate cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate basis.

The Company enters into forward delivery contracts to sell mortgage backed securities for the purpose of reducing exposure to the effect of changes in interest rates on mortgage loans that the Company has originated and has committed to originate. Gains and losses on such contracts are deferred initially and recognized when the loans are sold. Cash flows from these transactions are included with the cash flows related to mortgage notes held for sale in the statements of cash flows.

Loans are sold within a relatively short period after origination. Substantially all originated mortgage loans are sold via guaranteed mortgage securitization transactions in which the Company transfers its interest in the loans for securities issued by the Federal National Mortgage Association, Freddie Mac or Government National Mortgage Association. Such securities are then delivered into the forward sale agreements described above. Other than the right to service the mortgage loans, the Company does not retain any interest in the loans.

Loan origination fees and direct loan origination costs are netted and deferred as of December 31, 2000 and 1999, and the net fee or cost will be recognized as the loans are sold. Net deferred origination costs at December 31, 2000 and 1999, were $1,554,752 and $1,612,265, respectively, and are reflected in mortgage notes held for sale in the accompanying consolidated balance sheets.

INVESTMENT IN FIRST MORTGAGE NOTES

First mortgage notes held for investment are impaired assets which are carried at the lower of cost or market. The notes are due in monthly installments through 2027.

PROPERTY

Amortization of leasehold improvements is calculated using the straight-line method over the estimated lives of the improvements, which range from three to ten years. Depreciation of furniture and equipment is calculated using the straight-line method over three to ten years.

CAPITAL LEASES

The Company has entered into various arrangements to lease computer equipment, furniture, and telephone equipment. These leases have been determined to be capital leases. Accordingly, all assets acquired under these lease agreements have been capitalized, and the related obligations are reflected in the accompanying consolidated financial statements based upon the depreciation value of the future minimum lease payments. The assets under capital leases had a book value of $1,278,161 and $2,462,151 as of December 31, 2000 and 1999,
respectively. Depreciation of assets recorded under capital leases for 2000 and 1999 was $1,183,990 and $1,143,655, respectively, and is included in other general and administrative expenses in the accompanying financial statements. The interest rate used to discount the future minimum lease payments to present value was 7.48 percent in 2000 and 5.32 percent in 1999.

SERVICING ASSETS

Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which supersedes, but generally retains, the requirements of SFAS No. 122, "Accounting for Mortgage Servicing Rights." Both statements require that entities that acquire servicing assets through either purchase or origination of loans and sells or securitizes those loans with servicing assets retained must allocate the total cost of the loans to the servicing assets and the loans (without the servicing assets) based on their relative fair values. The adoption of SFAS No. 125 did not have a material impact on the financial statements. The amount attributable to the servicing assets is to be capitalized as servicing assets on the consolidated balance sheets. The amount capitalized does not exceed the fair value of those assets. At December 31, 2000, the Company has capitalized $105.6 million of originated mortgage servicing assets. The Company does not capitalize servicing assets retained related to commercial loan origination's as there is no active secondary market for these assets.

SFAS No. 125 also requires that capitalized servicing assets be assessed for impairment based on the fair value of those assets. The Company estimates fair value of the servicing assets using market prices (if available) or using a discounted cash flows valuation model incorporating prepayment, default, cost to service and interest rate assumptions that market participants use for similar instruments. Impairment is to be recognized through a valuation allowance. In determining impairment, the post-implementation originated mortgage servicing portfolio as well as the purchased mortgage servicing portfolio were stratified into the predominant risk characteristics of the underlying mortgage loans. The Company has determined those risk characteristics to be loan type and interest rate. These strata within the portfolio were then valued using the same model assumptions described above. At December 31, 2000 and 1999, no servicing impairment allowance was required. Servicing assets are amortized in proportion to, and over the period of, estimated net servicing income.

Financial Accounting Standards Board issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which updates the guidance of SFAS No. 125. The standard requires certain disclosures as of December 31, 2000, which are included herein, and otherwise is effective April 1, 2001. The Company does not believe the standard will have a material effect on its operations.

INCOME TAXES

The Company files consolidated returns directly to the Internal Revenue Service and files separate returns to other taxing authorities.

The Company provides for income taxes on the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities (see Note
3).

STATEMENTS OF CASH FLOWS

The Company presents its statements of cash flows using the indirect method. The Company paid $8,433,138 and $9,992,382 in interest on borrowed funds and paid no income taxes for the years ended December 31, 2000 and 1999, respectively.

2. MORTGAGE SERVICING PORTFOLIOS AND OTHER RELATED ASSETS:

The principal balances of mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of loans serviced as of December 31, 2000 and 1999, are summarized as follows:

                                      DECEMBER 31, 2000            DECEMBER 31, 1999
                                  -------------------------    -------------------------
                                                 UNPAID                       UNPAID
                                  NUMBER OF    PRINCIPAL       NUMBER OF    PRINCIPAL
                                    LOANS       BALANCE          LOANS       BALANCE
                                  ---------  --------------    ---------  --------------
Investor:
     Federal National Mortgage
     Association (FNMA)             35,902   $3,733,169,967      35,052   $3,637,327,611

     Government National
     Mortgage Association
     (GNMA)                         35,109    3,268,459,610      31,797    2,899,783,960

     Federal Home Loan
     Mortgage Corporation
     (FHLMC)                         2,559      257,696,277       2,761      274,660,934
     Other investors                11,977    1,130,875,120      11,297    1,014,317,781
                                    ------   --------------      ------   --------------
Residential loans serviced          85,547    8,390,200,974      80,907    7,826,090,286
                                    ======   ==============      ======   ==============
Commercial loans serviced              369   $5,181,211,000         355   $4,720,177,000
                                    ======   ==============      ======   ==============

Custodial escrow balances maintained in connection with the loans serviced for others at December 31, 2000 and 1999, were approximately $166,500,000 and $151,100,000, respectively, and are maintained at the financial institutions that provide the Company's warehouse line of credit. These balances are not included in the accompanying consolidated balance sheets.

The following is an analysis of the changes in servicing assets:

                                                 DECEMBER 31,      DECEMBER 31,
                                                     2000              1999
                                                 ------------      ------------
Beginning balance                                $100,954,088      $ 73,370,514
   Additions                                       25,662,231        34,833,145
   Amortization                                   (13,404,870)      (14,749,571)
   Impairment                                              --         7,500,000
                                                 ------------      ------------
Ending balance                                   $113,211,449      $100,954,088
                                                 ============      ============

The fair value of the Company's mortgage servicing portfolio above was $120,668,510 and $115,023,146 as of December 31, 2000 and 1999, respectively.
These amounts represent the value of the mortgage servicing portfolio the Company has included within its financial statements.

The factors impacting the value of the servicing rights include both known and estimated information. Among the known factors are the servicing fees received, the loan balance, and the type of loan. Among the estimated information is servicing costs, ancillary fees, delinquencies, prepayment rates, and changing market discount rates. At December 31, 2000, the prepayment speed estimates were based on estimates for the related product (with a weighted-average prepayment speed of approximately 250 PSA), costs of servicing (with a weighted-average cost to service of $58 per loan) and discount rates by product type (with a weighted-average discount rate of approximately 11 percent). Presented below is the impact to the portfolio value of adverse and favorable changes to the prepayment speed and the discount rate:

PREPAYMENT SPEED
   Impact of 10 percent adverse change                             $ (6,097,756)
   Impact of 20 percent adverse change                             $(11,563,678)
   Impact of 10 percent favorable change                           $  6,590,401
   Impact of 20 percent favorable change                           $ 13,841,776

NET SERVICING CASH FLOW DISCOUNT RATE
   Impact of 10 percent adverse change                             $ (5,013,077)
   Impact of 20 percent adverse change                             $ (9,702,896)
   Impact of 10 percent favorable change                           $  5,368,967
   Impact of 20 percent favorable change                           $ 11,130,835

The Company measures impairment of its servicing assets on a stratified, discounted basis. Impairment write-downs are recorded as a component of amortization expenses. The Company originated mortgages with an unpaid principal balance of $1.4 billion and $2.0 billion for the years ended December 31, 2000 and 1999, respectively. The Company retained the right to service most of such originations.

3. INCOME TAXES:

Deferred income taxes are provided for temporary differences in the basis of assets and liabilities for tax and financial reporting purposes. As of December 31, 2000 and 1999, a state deferred tax asset valuation allowance has been provided to reduce the net deferred tax asset to equal the amount expected to be realized.

Temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows:

                                                            DECEMBER 31
                                                    ---------------------------
                                                        2000            1999
                                                    -----------     -----------
Deferred tax assets:
   Tax loss carryforwards                           $30,634,697     $30,393,700
   Stock options                                      1,670,000       1,670,000
   Reserves and other liabilities                     2,658,864       1,366,706
                                                    -----------     -----------
Gross deferred tax assets                           $34,963,561     $33,430,406
Valuation allowance                                    (372,043)       (351,032)
                                                    -----------     -----------
Net deferred tax assets                             $34,591,518     $33,079,374
                                                    ===========     ===========
Deferred tax liabilities:
Purchased mortgage servicing                        $ 2,776,154     $ 3,253,276
Originated mortgage servicing                        41,263,459      35,600,017
Deferred loan costs                                     621,901         644,906
Mark to market                                          141,966          32,000
Other                                                   118,724         739,371
                                                    -----------     -----------
Deferred tax liabilities                             44,922,204      40,269,570
                                                    -----------     -----------
Deferred tax liability, net                         $10,330,686     $ 7,190,196
                                                    ===========     ===========

As of December 31, 2000, the Company has cumulative net operating loss carryforwards that expire as follows:

EXPIRATION                                                             AMOUNT
----------                                                           -----------
   2008                                                              $ 2,921,000
   2009                                                               10,540,000
   2010                                                               10,973,401
   2011                                                                8,319,345
   2012                                                                8,513,752
   2013                                                               14,196,532
   2014                                                               17,857,474
   2015                                                                3,265,239
                                                                     -----------
                                                                     $76,586,743
                                                                     ===========

The 2000 and 1999 effective tax rates were 45 and 40 percent, respectively. This rate is comprised of the Federal statutory rate and the state effective rate. The increase in the 2000 effective rate resulted from adjustments needed to align reported amounts to the tax return treatment.

4. LEASED PROPERTY:

At December 31, 2000, future minimum lease payments under noncancelable operating and capital leases were as follows:

                                                      OPERATING       CAPITAL
                                                    -------------   ------------
2001                                                $  3,378,616    $ 1,146,291
2002                                                   2,859,909        349,784
2003                                                   2,335,638             --
2004                                                   1,356,368             --
2005                                                     265,650             --
Subsequent to 2005                                       294,731             --
Less - imputed interest                                       --        (71,528)
                                                    -------------   ------------
Total                                               $ 10,490,912    $ 1,424,547
                                                    =============   ============

Rent expense related to operating leases for 2000 and 1999 was $3,838,975 and $4,149,969, respectively.

5. NOTES PAYABLE TO BANKS:

The Company has a $200 million warehouse line of credit which can be drawn upon for purposes of originating one to four unit residential loans. At December 31, 2000 and 1999, one to four unit residential mortgage notes held for sale having an aggregate outstanding principal balance of $73,678,119 and $68,493,625, respectively, and restricted cash of $1,041,504 and $2,420,314 respectively, were pledged as collateral for warehouse borrowings to several banks, aggregating $62,703,493 and $61,665,135 at December 31, 2000 and 1999,
respectively. The Company also has a transaction warehouse line which can be used for the purpose of originating FHLMC multi-family loans. At December 31, 2000 and 1999, first mortgage notes held for sale having an aggregate outstanding principal balance of $54,200,000 and $13,100,000, respectively, were pledged as collateral for warehouse borrowings to Residential Funding Corporation. Interest on warehouse borrowings is based on the Federal funds and/or Eurodollar rate and may be adjusted for earnings on escrow balances on deposit at creditor banks. The one to four unit residential warehouse borrowings are due on May 3, 2001.

Additionally, the Company has a working capital line of credit that allows for borrowings up to $25 million at a rate based on the Federal funds and/or Eurodollar rate, that may be adjusted for earnings on escrow balances on deposit at creditor banks. The working capital borrowings are due on May 3, 2001. Further, the Company has a term loan facility which allows for borrowings to fluctuate to a maximum of $90 million until May 3, 2001. After such date, borrowings under the term loan may not be increased, and the outstanding balance will be payable in four equal quarterly installments, beginning August 2001. Interest on the term loan is based on the Federal funds and/or Eurodollar rate and may be adjusted for earnings on escrow balances.

During the years ended December 31, 2000 and 1999, such borrowings were as follows:

                                                                                      MAXIMUM          WEIGHTED-
                                                                   AVERAGE            BALANCE           AVERAGE
                              BALANCE AT    INTEREST RATE AT       BALANCE          OUTSTANDING      INTEREST RATE
                             DECEMBER 31,     DECEMBER 31,     OUTSTANDING FOR      DURING THE            FOR
                                2000              2000           THE PERIOD           PERIOD          THE PERIOD
                             -----------    ----------------   ---------------   -----------------   -------------
Term debt                    $72,000,000          8.74%        $    74,133,333   $      79,900,000       9.27%
Working capital borrowings    11,500,000          7.16              11,366,667          18,100,000       7.94
One to four unit
residential warehouse
borrowings                    62,703,493          6.35              98,521,863         144,029,517       7.30
FHLMC multifamily
warehouse borrowings          54,200,000          8.14              13,037,583          76,800,000       8.14

                                                                                      MAXIMUM          WEIGHTED-
                                                                   AVERAGE            BALANCE           AVERAGE
                              BALANCE AT    INTEREST RATE AT       BALANCE          OUTSTANDING      INTEREST RATE
                             DECEMBER 31,     DECEMBER 31,     OUTSTANDING FOR      DURING THE            FOR
                                1999              1999           THE PERIOD           PERIOD          THE PERIOD
                             -----------    ----------------   ---------------   -----------------   -------------
Term debt                    $62,600,000          8.50%        $    55,493,281   $      63,100,000       7.67%
Working capital borrowings    13,700,000          7.12              15,318,972          20,000,000       6.69
One to four unit
residential warehouse
borrowings                    61,665,135          5.57             138,165,000         213,728,551       6.12
FHLMC multifamily
warehouse borrowings          13,100,000          7.99              34,153,152         188,225,000       6.70

Pursuant to arrangements made by the Company with certain lenders, virtually all cash balances of the Company, as well as the trust bank accounts referred to in
Note 1, are used as compensating balances for bank lines of credit of the Company. In addition, the Company's debt agreements require the maintenance of certain financial ratios relating to liquidity, leverage, working capital, and net worth.

6. COMMITMENTS AND CONTINGENCIES:

In the normal course of business, the Company commits to extend credit to its mortgage loan customers and sell mortgage loans in the secondary market. Following is a discussion of these transactions.

MORTGAGE LOAN COMMITMENTS -- At December 31, 2000 and 1999, the Company had approximately $112,433,131 and $120,504,509, respectively, in commitments to extend credit and make mortgage loans on residential dwellings at fixed-interest rates and discount points. Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any conditions established in the commitment. These commitments expose the Company to market risk as a result of potential increases in mortgage interest rates. The risk is minimized by fees collected from the mortgagor and by forward sales agreements discussed below. All such commitments are subject to the Company's underwriting and documentation standards and exist for specific time frames, generally ranging from 30 to 90 days.

MANDATORY FORWARD SALES AGREEMENTS -- As of December 31, 2000 and 1999, the Company was committed to deliver approximately $89,760,900 and $101,241,302, respectively, of mortgage loans under mandatory forward sales agreements. Such agreements may be filled with mortgage loans held for sale, mortgage loans purchased. and loans in process.

The Company has assumed the recourse risk related to foreclosure losses, after private mortgage insurance coverage, relating to $903,660 and $1,021,904 of loans collateralizing FNMA and FHLMC mortgage-backed securities at December 31, 2000 and 1999, respectively. Management does not believe that the recourse provisions subject the Company to any material risk of loss.

LEGAL PROCEEDINGS

In the normal course of business, the Company is involved in various types of litigation, including litigation relating to terms and conditions of borrowing arrangements and employment disputes. In the opinion of management, based on its assessment and consultation with outside counsel, litigation which is currently pending against the Company will not have a material impact on the financial condition or future operations of the Company as a whole.

CONCENTRATIONS OF CREDIT RISK

The Company originates residential mortgage loans for its customers primarily in its market area of the Eastern, Southern, and Midwest regions of the United States, from Connecticut to Texas. These loans are collateralized by deeds of trust on the underlying real property. The Company uses standardized underwriting practices, which are generally accepted in the mortgage banking industry. These underwriting practices are designed to meet the requirements of the various mortgage agencies and private investors to facilitate the sale of mortgage loans in the secondary mortgage market.

The Company's mortgage servicing portfolio has the following geographic and interest rate concentrations:

    STATE                                                                PERCENT
--------------                                                           -------
Maryland                                                                    26%
Virginia                                                                    13
New Jersey                                                                  12
Pennsylvania                                                                 9
North Carolina                                                               7
Illinois                                                                     6
Texas                                                                        5
Other                                                                       22
                                                                           ---
                                                                           100%
                                                                           ===

   INTEREST RATE                                                         PERCENT
-------------------                                                      -------
Less than 6.00%                                                              2%
6.00% to 7.99%                                                              66
8.00% to 9.99%                                                              31
Greater than 10.00%                                                          1
                                                                           ---
                                                                           100%
                                                                           ===

7. FIDELITY BONDS:

The Company has insurance coverage for employee fidelity in the amount of $14,000,000 in the aggregate and errors and omissions in the amount of $14,000,000 for each occurrence.

8. LOAN BROKERAGE:

In connection with performing loan brokerage services, in certain instances, the Company acts as an escrow agent for the related lender and borrower. As a result, related trust funds of approximately $58,275,177 and $56,952,681 at December 31, 2000 and 1999, respectively, are invested in assets specified by the related escrow agreements. These funds are not included in the financial statements.

9. PROFIT-SHARING PLAN:

The Company maintains a 401(k) profit-sharing plan for its employees. Contributions to the plan consist of employee contributions, matching employer contributions calculated as a percentage of the employee's contribution, and discretionary employer contributions. Employees are eligible for participation in the plan immediately upon employment and are fully vested in the plan after five years of employment. The Company's expense for the plan was $469,989 and $452,477 for the year ended December 31, 2000 and 1999, respectively.

10. STOCK OPTION PLANS:

The Company has issued restricted stock and has adopted a stock option plan for management and key employees. With respect to the restricted stock, certain key employees purchased stock in the Company's parent. The price for such stock was set at the fair market value of the Company as of the date that the stock was purchased. The stock is not registered and has no transferable market until the Company's parent files a registration statement.

Under the stock option plan, key members of management are granted options to purchase stock in the Company's parent. Substantially all options vest over a five-year term, commencing with 20 percent vested at the date of grant. The options expire 10 years after the date of grant. As of December 31, 2000, 529,000 shares have been reserved for issuance of the stock options. The average remaining contractual life of options granted is 2.64 years as of December 31, 2000. The Company recorded no compensation expense in 2000 and 1999.

At December 31, 2000 and 1999, the Company's options issued and outstanding were as follows:

                                            AVERAGE                      NUMBER
                                            EXERCISE      EXERCISE         OF
                                             PRICE      PRICE RANGE      SHARES
                                             ------   ----------------   -------
Outstanding at December 31, 1998             $ 3.75    $.01 to $11.71    475,000
     Issued                                      --          --               --
     Expired                                     --          --               --
     Exercised                                10.08   $10.00 to $10.76    28,000
                                                                         -------
Outstanding at December 31, 1999               3.36    $.01 to $11.71    447,000
                                                                         =======
     Issued                                      --          --               --
     Expired                                     --          --               --
     Exercised                                10.76         10.76          3,000
                                                                         -------
Outstanding at December 31, 2000               3.31    $.01 to $11.71    444,000
                                                                         =======
Exercisable at December 31, 1998               3.38    $.01 to $11.71    451,000
                                                                         =======
Exercisable at December 31, 1999               3.10    $.01 to $11.71    431,800
                                                                         =======
Exercisable at December 31, 2000               3.15    $.01 to $11.71    437,400
                                                                         =======


The Company accounts for its stock-based compensation plans under APS No. 25. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income for 2000 and 1999 would not have been materially different.

For the year ended December 31, 2000 and 1999, the weighted average fair value per option granted is not applicable, as no options were granted in 2000 or 1999.

11. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

The majority of the Company's assets and liabilities are financial instruments. The estimated fair value of the Company's financial instruments at December 31, 2000 and 1999 are as follows:

                                                         DECEMBER 31, 2000
                                                   -----------------------------
                                                     CARRYING          FAIR
                                                      AMOUNT           VALUE
                                                   ------------     ------------
Financial assets:
   Cash, restricted and unrestricted               $  3,699,682     $  3,699,682
   First mortgage notes held for sale               128,632,721      129,883,508
   Investment in first mortgage notes                 2,044,634        2,044,634
   Servicing assets, net                            113,211,449      120,668,510
   Other financial assets                            12,619,138       12,619,138
Financial liabilities                               221,955,023      221,955,023
Commitments to extend credit                                 --        2,139,808

                                                         DECEMBER 31, 1999
                                                   -----------------------------
                                                     CARRYING          FAIR
                                                      AMOUNT           VALUE
                                                   ------------     ------------
Financial assets:
   Cash, restricted and unrestricted               $  4,464,879     $  4,464,879
   First mortgage notes held for sale                82,334,867       83,215,019
   Investment in first mortgage notes                   468,427          468,427
   Servicing assets, net                            100,954,088      115,023,146
   Other financial assets                            13,860,873       13,860,873
Financial liabilities                               173,507,277      173,507,277
Commitments to extend credit                                 --          867,579

The following methods and assumptions were used to estimate the fair value amounts at December 31, 2000 and 1999:

CASH, RESTRICTED AND UNRESTRICTED -- Carrying amount approximates fair value.

FIRST MORTGAGE NOTES HELD FOR SALE -- Fair value is determined by outstanding commitments to investors or current investor yield requirements calculated on an aggregate basis.

INVESTMENT IN FIRST MORTGAGE NOTES -- Fair value is based on valuation of the related collateral.

SERVICING ASSETS, NET -- Fair value of the servicing assets is estimated using discounted cash flow analyses based on contractual repayments and anticipated prepayments of the associated mortgage loans.

OTHER FINANCIAL ASSETS -- Carrying amount estimates fair market value.

FINANCIAL LIABILITIES -- Fair market value is estimated based on the maturity and interest rate of the related debt instruments. Carrying amount estimates fair market value.

COMMITMENTS TO EXTEND CREDIT -- Fair value is based on the difference between the current levels of interest rates at the end of each respective year and the committed rates.

12. RELATED PARTY:

The Company has paid expenses during 2000 relating to use of an airplane for employee business travel to Tucker, Inc., an entity owned by an officer of the Company. The rates charged by Tucker, Inc. for use of the plane were comparable with the market rates charged by companies not related to the Company. As of December 31, 2000, Tucker, Inc. was paid approximately $486,000 and is owed approximately $12,800 for expenses incurred but not billed.

13. IMPLEMENTATION OF NEW ACCOUNTING STANDARDS:

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. With respect to the Company, this statement becomes effective January 1, 2001. The Company does not expect adoption of this standard to have a material impact on the consolidated financial statements.

14. SUBSEQUENT EVENT:

On March 1, 2001, the Company sold its commercial loan division for $7.0 million and will recognize a gain of approximately $6.5 million.

                                                                  [LOGO]
                                                                        ANDERSEN

COLUMBIA NATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2001 AND 2000
TOGETHER WITH AUDITOR'S REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
COLUMBIA NATIONAL, INC.:

We have audited the accompanying consolidated balance sheets of Columbia National, Inc. and subsidiaries (the Company) as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As explained in Notes 1 and 6 to the financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities.


Vienna, Virginia                        /s/ Arthur Andersen LLP
March 1, 2002

COLUMBIA NATIONAL, INC.

TABLE OF CONTENTS

CONSOLIDATED BALANCE SHEETS
     As of December 31, 2001 and 2000..........................................1

CONSOLIDATED STATEMENT OF INCOME
     For the years ended December 31, 2001 and 2000............................2

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
     For the years ended December 31, 2001 and 2000............................3

CONSOLIDATED STATEMENTS OF CASH FLOWS
     For the years ended December 31, 2001 and 2000............................4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     December 31, 2001 and 2000................................................5

COLUMBIA NATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2001 AND 2000

                                                                     2001            2000
                                                                 ------------    ------------
ASSETS

CASH                                                             $  2,399,015    $    890,639
RESTRICTED CASH                                                       778,971       2,809,043
FIRST MORTGAGE NOTES HELD FOR SALE                                281,260,043     128,632,721
ADVANCES AND OTHER RECEIVABLES                                     10,468,122      12,619,138

INVESTMENT IN FIRST MORTGAGE NOTES, LESS UNAMORTIZED DISCOUNT
AND RESERVE OF $539,700 AND $1,023,869 AS OF DECEMBER 31, 2001
AND 2000, RESPECTIVELY                                              1,993,323       2,044,634

SERVICING ASSETS, NET                                             113,159,065     113,211,449

LEASEHOLD IMPROVEMENTS AND FURNITURE AND EQUIPMENT, AT COST,
LESS ACCUMULATED DEPRECIATION AND AMORTIZATION OF $13,100,926
AND $11,406,909 AS OF DECEMBER 31, 2001 AND 2000, RESPECTIVELY      2,703,319       4,449,877
Other assets                                                        3,829,063       1,906,631
                                                                 ------------    ------------
Total assets                                                     $416,590,921     266,564,132
                                                                 ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
         Term debt                                               $ 66,800,000    $ 72,000,000
         Working capital borrowings                                13,400,000      11,500,000
         Warehouse borrowings                                     273,153,564     116,903,493
         Settlement drafts outstanding                              3,525,302       9,422,250
         Capital lease obligations                                    336,581       1,424,547
         Accounts payable and accrued expenses                     15,750,832      10,704,733
         Other liabilities                                            161,433              --
         Deferred tax liability, net                               10,673,785      10,330,686
                                                                 ------------    ------------
Total liabilities                                                 383,801,497     232,285,709
                                                                 ------------    ------------

SHAREHOLDERS' EQUITY:
         Common stock, no par value, $1 assigned value per
         share; 5,000 shares authorized;
         3,000 shares issued                                            3,000           3,000
         Capital surplus                                           42,572,000      44,272,000
         Deficit                                                   (9,785,576)     (9,996,577)
                                                                 ------------    ------------
Total shareholders equity                                          32,789,424      34,278,423
                                                                 ------------    ------------
Total liabilities and shareholders equity                        $416,590,921    $266,564,132
                                                                 ============    ============

The accompanying notes are an integral part of these consolidated balance sheets.

COLUMBIA NATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                   2001           2000
                                                               ------------    -----------
REVENUES:
         Loan administration                                   $ 35,687,784    $34,134,579
         Gain on sale of servicing:                               1,336,523             --
         Gain on sales of mortgage loans, net, and brokerage
         income                                                  72,860,099     46,730,396
                                                               ------------    -----------
                                                                109,884,406     79,864,975
                                                               ------------    -----------
         Interest income                                         15,661,126     10,676,558
         Interest expense                                       (12,937,394)    (8,668,189)
                                                               ------------    -----------
              Net interest income                                 2,723,732      2,008,369
                                                               ------------    -----------
         Gain on sale of commercial business                      6,677,637             --
         Other                                                      600,000            605
                                                               ------------    -----------
                                                                119,885,775     81,873,949
                                                               ------------    -----------
EXPENSES:
         Salaries and benefits                                   49,377,003     38,749,092
         Other general and administrative                        26,488,901     22,724,715
         Amortization of servicing                               33,305,001     13,404,870
         Servicing impairment                                    10,410,192             --
                                                               ------------    -----------
                                                                119,581,097     74,878,677
                                                               ------------    -----------
INCOME BEFORE INCOME TAX EXPENSE                                    304,678      6,995,272
INCOME TAX EXPENSE                                                 (243,331)    (3,140,290)
                                                               ------------    -----------
Income before cumulative effect of change in accounting
principle                                                            61,347      3,854,982
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                 149,654             --
                                                               ------------    -----------
Net income                                                     $    211,001    $ 3,854,982
                                                               ============    ===========

The accompanying notes are an integral part of these consolidated statements.

COLUMBIA NATIONAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                           ACCUMULATED
                                              OTHER
                                          COMPREHENSIVE    COMMON     CAPITAL
                                             INCOME        STOCK      SURPLUS        DEFICIT         TOTAL
                                          -------------    ------   -----------    ------------   -----------
BALANCE
DECEMBER 31, 1999                         $          --    $3,000   $44,272,000    $(13,851,559)  $30,423,441
     Net income                                      --        --            --       3,854,982     3,854,982
                                          -------------    ------   -----------    ------------   -----------
BALANCE
DECEMBER 31, 2000                                    --     3,000    44,272,000      (9,996,577)   34,278,423
                                          -------------    ------   -----------    ------------   -----------
     Transition adjustment for SFAS 133
     - January 1, 2001                          149,654        --            --              --       149,654
     Net Income                                      --        --            --         211,001       211,001
     Reclassification of SFAS 133
     adjustments                               (149,654)       --            --              --      (149,654)
                                                                                                  -----------
     Comprehensive income                            --        --            --              --       211,001
     Change in stock options                         --        --    (1,700,000)             --    (1,700,000)
                                          -------------    ------   -----------    ------------   -----------
BALANCE
DECEMBER 31, 2001                         $          --    $3,000   $42,572,000    $ (9,785,576)  $32,789,424
                                          =============    ======   ===========    ============   ===========

The accompanying notes are an integral part of these consolidated statements.

COLUMBIA NATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                      2001             2000
                                                                  -------------    ------------
OPERATING ACTIVITIES:
         Net income                                               $     211,001    $  3,854,982
         Adjustments to reconcile net income to net cash (used
         in)/provided by operating activities -
              Deferred tax expense                                      343,099       3,140,490
              Amortization of servicing                              33,305,001      13,404,870
              Amortization of deferred financing costs                       --         392,000
              Gain on sale of servicing                              (1,336,523)             --
              (Decrease) increase in reserves on loans                 (484,169)       (282,693)
              Addition to reserve on originated mortgage
              servicing rights                                       10,410,192              --
              Depreciation and amortization of fixed assets
              and leases                                              2,080,716       2,525,524
              Reduction of stock option expense                      (1,700,000)             --
              Loss on disposal of leasehold improvements and
              furniture and fixtures                                    325,437         907,544
                                                                  -------------    ------------
         Net income adjusted for noncash items                       43,154,754      23,942,717
                                                                  -------------    ------------
              Increase (decrease) in accounts payable and
              accrued expenses                                        5,046,099      (1,427,557)
              Decrease in advances and other receivables              2,151,016       1,524,428
              Net increase in first mortgage notes held for
              sale                                                 (152,627,322)    (46,297,854)
              Increase in other assets                               (1,922,432)       (533,160)
              Increase in other liabilities                             161,433              --
                                                                  -------------    ------------
         Net cash used in operating activities                     (104,036,452)    (22,791,426)
                                                                  -------------    ------------
         INVESTING ACTIVITIES:
              Proceeds from sales and principal collected on
              first mortgage notes held for investment                4,383,324       2,505,796
              Proceeds from sale of servicing                         2,338,189              --
              Proceeds from sales of furniture and fixtures                  --          15,250
              Additions to first mortgage notes held for
              investment                                             (3,847,844)     (4,082,003)
              Additions to servicing assets                         (44,664,475)    (25,662,231)
              Additions to leasehold improvements and
              furniture and equipment                                  (659,595)       (625,886)
              Additions to capital lease obligations                         --         108,000
              Decrease (increase) in restricted cash                  2,030,072          (5,464)
                                                                  -------------    ------------
         Net cash used in investing activities                      (40,420,329)    (27,748,538)
                                                                  -------------    ------------
         FINANCING ACTIVITIES:
              Principal payments under capital lease
              obligations                                            (1,087,966)     (1,374,428)
              Increase in warehouse borrowings                      156,250,071      42,138,358
              (Decrease) increase in settlement drafts
              outstanding                                            (5,896,948)      1,805,373
              (Decrease) increase in term debt borrowings            (5,200,000)      9,400,000
              Increase (decrease) in working capital borrowings       1,900,000      (2,200,000)
                                                                  -------------    ------------
         Net cash provided by financing activities                  145,965,157      49,769,303
                                                                  -------------    ------------
         INCREASE/DECREASE IN CASH                                    1,508,376        (770,661)
         CASH; AT BEGINNING OF YEAR                                     890,639       1,661,300
                                                                  -------------    ------------
         CASH; AT END OF YEAR                                     $   2,399,015    $    890,639
                                                                  =============    ============

The accompanying notes are an integral part of these consolidated statements.

COLUMBIA NATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

FORMATION OF COMPANY

On February 2, 1993, management and Merrill Lynch Capital Partners formed an entity and entered into a stock purchase agreement with PaineWebber Mortgage Finance Holding Co. to acquire all of the issued and outstanding shares of PaineWebber Mortgage Finance, Inc. The closing of this transaction occurred on May 14, 1993. Subsequent to the date of closing, management changed. the name of PaineWebber Mortgage Finance, Inc., to Columbia National, Inc.

Columbia National, Inc. is a residential and commercial mortgage originator and servicer. On behalf or a variety of mortgage investors, it provides a diverse range of financing and refinancing alternatives in 58 branches located in 17 states and the District of Columbia.

BASIS OF PRESENTATION

Columbia National, Inc. (the Company) is a wholly owned direct subsidiary of Columbia National Holdings, Inc. The Company has one active wholly owned subsidiary, CNI Reinsurance, Ltd., and four inactive subsidiaries, American Residential Title Corporation, PWMF Mortgage Corporation, NAP Financial Services, LLP and CNI Securities, Inc. The Company dissolved another subsidiary, Columbia National Real Estate Finance, Inc., during 2001. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of intercompany transactions and balances.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the. reporting period. Actual results could differ from those estimates.

RECOGNITION OF INCOME

Loan administration income represents fees earned in connection with the servicing of real estate mortgage loans for investors. Such income is recognized concurrent with the receipt of the related mortgage payments and is based generally on the outstanding principal balances of the loans serviced.

Brokerage income includes placement fees for services performed in arranging mortgage and equity financing. Such income is recognized when the commitments have been obtained and accepted, collection of the fee is reasonably ensured, and there are no remaining significant obligations to perform.

Loan origination fees and direct loan origination costs are deferred initially, and such net fees or costs associated with mortgage notes held for sale are included as components of the carrying value of the loan until the related loan is sold. Gains or losses on sales of mortgage loans are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold.

Interest income on mortgage notes held for sale is credited to operations based upon the principal amount outstanding. The accrual of interest is generally discontinued on all mortgage loans held for sale that become 90 days past due as to principal and interest.

RESTRICTED CASH

Restricted cash includes advances from the warehouse lender for mortgage loans anticipated to close subsequent to year-end and sales proceeds received which are being held to pay down warehouse borrowings. On December 31, 2001 and 2000, these amounts totaled $303,349 and $1,041,504, respectively. The remaining balance of restricted cash as of December 31, 2001 and 2000, consists of escrows held for the benefit of borrowers.

FIRST MORTGAGE NOTES HELD FOR SALE

First mortgage notes held for sale consist of loans made to individuals that are secured by residential single family properties and as of December 31, 2000, also included loans made to corporate entities that are secured by commercial multi-family properties.

First mortgage notes held for sale are carried at the lower of aggregate cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate basis.

Loans are sold within a relatively short period after origination. Substantially all originated mortgage loans are sold via guaranteed mortgage securitization transactions in which the Company transfers its interest in the loans for securities issued by the Federal National Mortgage Association, Freddie Mac or Government National Mortgage Association. Such securities are then delivered into the forward sale agreements. Other than the right to service the mortgage loans, the Company does not retain any interest in the loans.

Loan origination fees and direct loan origination costs are netted and deferred as of December 31, 2001 and 2000, and the net fee or cost will be recognized as the loans are sold. Net deferred origination costs at December 31, 2001 and 2000, were $4,097,327 and $1,554,752, respectively, and are reflected in mortgage notes held for sale in the accompanying consolidated balance sheets.

INVESTMENT IN FIRST MORTGAGE NOTES

First mortgage notes held for investment are impaired assets which are carried at the lower of cost or market. The notes are due in monthly installments through 2030.

PROPERTY

Amortization of leasehold improvements is calculated using the straight-line method over the estimated lives of the improvements, which range from three to ten years. Depreciation of furniture and equipment is calculated using the straight-line method over three to ten years.

CAPITAL LEASES

The Company has entered into various arrangements to lease computer equipment, furniture, and telephone equipment. These leases have been determined to be capital leases. Accordingly, all assets acquired under these lease agreements have been capitalized, and the related obligations are reflected in the accompanying consolidated financial statements based upon the depreciation value of the future minimum lease payments. The assets under capital leases had a book value of $312,905 and $1,278,161 as of December 31, 2001 and 2000, respectively. Depreciation of assets recorded under capital leases for 2001 and 2000 was $965,256 and $1,183,990, respectively, and is included in other general and administrative expenses in the accompanying financial statements. The average interest rate used to discount the future minimum lease payments to present value was 4.70 percent in 2001 and 7.48 percent in 2000.

SERVICING ASSETS

Effective April 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which supersedes, but generally retains, the requirements of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which supersedes, but generally retains, the requirements of SFAS No. 122, "Accounting for Mortgage Servicing Rights." All three statements require that entities that acquire servicing assets through either purchase or origination of loans and sells or securitizes those loans with servicing assets retained must allocate the total cost of the loans to the servicing assets and the loans (without the servicing assets) based on their relative fair value. The adoption of SFAS No. 140 did not have a material impact on the financial statements. The amount attributable to the servicing assets is to be capitalized as servicing assets on the consolidated balance sheets. The amount capitalized does not exceed the fair value of those assets. At December 31, 2001 and 2000, the Company has capitalized $107.0 million and $105.6 million of originated mortgage servicing assets net. The Company did not capitalize servicing assets retained related to commercial loan originations as there is no active secondary market for these assets.

SFAS No. 140 also requires that capitalized servicing assets be assessed for impairment based on the fair value of those assets. The Company estimates fair value of the servicing assets using market prices (if available) or using a discounted cash flows valuation model incorporating prepayment, default, cost to service and interest rate assumptions that market participants use for similar instruments. Impairment is to be recognized through a valuation allowance. In determining impairment the post-implementation originated mortgage servicing portfolio as well as the purchased mortgage servicing portfolio were stratified into the predominant risk characteristics of the underlying mortgage loans. The Company has determined those risk characteristics to be loan type and interest rate. These strata within the portfolio were then valued using the same model assumptions described above. At December 31, 2001 and 2000, servicing impairment allowance of $1,410,192 and $0 was required. Servicing assets are amortized in proportion to, and over the period of, estimated net servicing income.

USE OF DERIVATIVES

Effective January 1, 2001, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." In the normal course of business, the Company commits to extend credit to its mortgage loan customers using mortgage loan commitments and to sell mortgage loans in the secondary market using forward sale agreements. The Company has determined that both of these instruments meet the definition of a derivative in accordance with SFAS No. 133. The Company considers all of their mortgage loan commitments to be free standing derivatives. In addition, related forward sale agreements are also considered free standing derivatives. Changes in the value of all free standing derivatives and recognized currently within earnings.

Any forward sale agreements that correspond to closed loans that the Company has within its first mortgage loans portfolio are consider fair value hedges of the corresponding notes. As such, both the change in value of the derivative (i.e., the forward sale agreements) and the change in value of the hedged item (i.e., the corresponding first mortgage notes) are recognized currently in earnings.

Upon adoption of the standard, the Company recognized, net of tax, $149,654 cumulative effect of change in accounting principle within the Company's consolidated statement of income and recognized a loss of $149,654 in accumulated other comprehensive income within the equity section of the balance sheet. The $149,654 in accumulated other comprehensive income was recognized into earnings during the year ended December 31, 2001.

INCOME TAXES

The Company files consolidated returns directly to the Internal Revenue Service and files separate returns to other taxing authorities.

The Company provides for income taxes on the asset and liability method. Under the asset and liability method deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities (see Note
3).

STATEMENTS OF CASH FLOWS

The Company presents its statements of cash flows using the indirect method. The Company paid $13,044,443 and $8,433,138 in interest on borrowed funds and paid no income taxes for the years ended December 31, 2001 and 2000, respectively.

2. MORTGAGE SERVICING PORTFOLIOS AND OTHER RELATED ASSETS:

The principal balances of mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of loans serviced as of December 31, 2001 and 2000, are summarized as follows:

                                        DECEMBER 31, 2001            DECEMBER 31, 2000
                                   ---------------------------  ---------------------------
                                   NUMBER OF  UNPAID PRINCIPAL  NUMBER OF  UNPAID PRINCIPLE
                                     LOANS        BALANCE         LOANS        BALANCE
                                   ---------  ----------------  ---------  ----------------
Investor
     Federal National Mortgage
     Association (FNMA)              36,029   $  3,871,788,408    35,902   $  3,733,169,967
     Government National Mortgage
     Association (GNMA)              35,134      3,323,847,930    35,109      3,268,459,610
     Federal Home Loan Mortgage
     Corporation (FHLMC)              2,007        196,172,122     2,559        257,696,277
     Other investors                 12,374        957,131,436    11,977      1,130,875,120
                                     ------   ----------------    ------   ----------------
Residential loans serviced           85,544   $  8,348,939,896    85,547   $  8,390,200,974
                                     ======   ================    ======   ================
Commercial loans serviced                --   $             --       369   $  5,181,211,000
                                     ======   ================    ======   ================

Custodial escrow balances maintained in connection with the loans serviced for others at December 31, 2001 and 2000 were approximately $314,820,677 and $166,500,000, respectively, and are maintained at the financial institutions that provide the Company's warehouse line of credit. These balances are not included in the accompanying consolidated balance sheets.

The following is an analysis of the changes in servicing assets:

                                           DECEMBER 31, 2001   DECEMBER 31, 2000
                                           -----------------   -----------------
Beginning balance                            $113,211,449        $100,954,088
         Additions                             44,664,475          25,662,231
         Sale of servicing                     (1,001,666)                 --
         Amortization                         (33,305,001)        (13,404,870)
         Impairment                           (10,410,192)                 --
                                             ------------        ------------
Ending balance                               $113,159,065        $113,211,449
                                             ============        ============

The fair value of the Company's mortgage servicing portfolio above was $113,159,065 and $120,668,510 as of December 31, 2001 and 2000, respectively.
These amounts represent the value of the mortgage servicing portfolio the Company has included within its financial statements.

The factors impacting the value of the servicing rights include both known and estimated information. Among the known factors are the servicing fees received, the loan balance, and the type of loan. Among the estimated information is servicing costs, ancillary fees, delinquencies, prepayment rates, and changing market discount rates. At December 31, 2001, the prepayment speed estimates were based on estimates for the related product (with a weighted-average prepayment speed of approximately 286 PSA), costs of servicing (with a weighted-average cost to service of $56 per loan) and discount rates by product type (with a weighted-average discount rate of approximately 10.5 percent). Presented below is the impact to the portfolio value of adverse and favorable chances to the prepayment speed and the discount rate:

Prepayment speed:
         Impact of 10 percent adverse change                       $ (6,277,705)
         Impact of 20 percent adverse change                        (12,063,194)
         Impact of 10 percent favorable change                        6,937,580
         Impact of 20 percent favorable change                       14,753,320
Net servicing cash flow discount rate:
         Impact of 10 percent adverse change                         (4,237,927)
         Impact of 20 percent adverse change                         (8,233,719)
         Impact of 10 percent favorable change                        4,501,614
         Impact of 20 percent favorable change                        9,291,010

The Company measures impairment of its servicing assets on a stratified, discounted basis. The Company originated mortgages with an unpaid principal balance of $2.8 billion and $1.4 billion for the years ended December 31, 2001 and 2000, respectively. The Company retained the right to service most of such originations.

3. INCOME TAXES:

Deferred income taxes are provided for temporary differences in the basis of assets and liabilities for tax and financial reporting purposes. As of December 31, 2001 and 2000, a state deferred tax asset valuation allowance has been provided to reduce the net deferred tax asset to equal the amount expected to be realized.

Temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows:

                                                            DECEMBER 31,
                                                     --------------------------
                                                        2001           2000
                                                     -----------    -----------
Deferred tax assets:
         Tax loss carryforwards                      $31,708,292    $30,634,697
         Stock options                                   990,000      1,670,000
         Reserves and other liabilities                4,017,251      2,658,864
                                                     -----------    -----------
Gross deferred tax assets                             36,715,543     34,963,561
Valuation allowance                                     (372,043)      (372,043)
                                                     -----------    -----------
Net deferred tax assets                               36,343,500     34,591,518
                                                     -----------    -----------

                                                            DECEMBER 31,
                                                     --------------------------
                                                        2001           2000
                                                     -----------    -----------
Deferred tax liabilities:
         Purchased mortgage servicing                $ 2,282,116    $ 2,776,154
         Originated mortgage servicing                42,074,386     41,263,459
         Deferred loan costs                           1,638,930        621,901
         Mark to market                                1,021,853        141,966
         Other                                                --        118,724
                                                     -----------    -----------
Deferred tax liabilities                              47,017,285     44,922,204
                                                     -----------    -----------
Deferred tax liability net                           $10,673,785    $10,330,686
                                                     ===========    ===========

As of December 31, 2001, the Company has cumulative net operating loss carryforwards that expire as follows:

EXPIRATION                                                              AMOUNT
----------                                                           -----------
2008                                                                 $ 2,921,000
2009                                                                  10,540,000
2010                                                                  10,973,401
2011                                                                   8,319,345
2012                                                                   8,513,752
2018                                                                  14,196,532
2019                                                                  17,857,474
2020                                                                   3,265,239
2021                                                                   2,683,985
                                                                     -----------
                                                                     $79,270,728
                                                                     ===========

The 2001 and 2000 effective tax rates were 80 and 45 percent, respectively. This rate is comprised of the Federal statutory rate and the state effective rate. The 2001 effective rate was above the statutory rate due to disallowed meals and entertainment expenses of approximately $300,000.

4. LEASED PROPERTY:

At December 31, 2000, future minimum lease payments under noncancelable operating and capital leases were as follows:

                                         OPERATING    CAPITAL
                                         ----------   --------
                2002                     $2,997,487   $352,575
                2003                      2,445,648         --
                2004                      1,399,607         --
                2005                        485,475         --
                2006                        176,473         --
                Subsequent to 2006           56,304         --
                Less--Imputed Interest           --    (15,994)
                                         ----------   --------
                Total                    $7,560,994   $336,581
                                         ==========   ========

Rent expense related to operating leases for 2001 and 2000 was $3,671,787 and $3,838,975, respectively.

5. NOTES PAYABLE TO BANKS:

The Company has a $350 million warehouse line of credit which can be drawn upon for purposes of originating one to four unit residential loans. At December 31, 2001 and 2000, one to four unit residential mortgage notes held for sale having an aggregate outstanding principal balance of $280,851,883 and $73,678,119, respectively, and restricted cash of $303,349 and $1,041,504, respectively, were pledged as collateral for warehouse borrowings to several banks aggregating $273,153,564 and $62,703,493 at December 31, 2001 and 2000, respectively. The
Company had a transaction warehouse line which was used for the purpose of originating FHLMC multi-family loans. The line was discontinued in March 2001. At December 31, 2000, first mortgage notes held for sale having an aggregate outstanding principal balance of $54,200,000 were pledged as collateral for warehouse borrowings to Residential Funding Corporation. Interest on warehouse borrowings is based on the Eurodollar rate and may be adjusted for earnings on escrow balances on deposit at creditor banks. The one to four unit residential warehouse borrowings are due on May 2, 2002.

Included within the $350 million warehouse line of credit, the Company has a working capital sublimit that allows for borrowings up to $25 million at a rate based on the Eurodollar rate, that may be adjusted for earnings on escrow balances on deposit at creditor banks. The working capital borrowings are due on May 2, 2002. Further, the Company has a term loan facility which allows for borrowings to fluctuate to a maximum of $90 million until May 2, 2002. Interest on the term loan is based on the Eurodollar rate and may be adjusted for earnings on escrow balances.

During the years ended December 31, 2001 and 2000, such borrowings were as follows:

                                                              AVERAGE BALANCE    MAXIMUM BALANCE    WEIGHTED-AVERAGE
                         BALANCE AT        INTEREST RATE AT   OUTSTANDING FOR      OUTSTANDING        INTEREST RATE
                      DECEMBER 31, 2001   DECEMBER 31, 2001     THE PERIOD      DURING THE PERIOD    FOR THE PERIOD
                      -----------------   -----------------   ---------------   -----------------   ----------------

Term debt                $ 66,800,000            4.25%         $ 71,188,037        $ 74,000,000             6.33%

Working capital
borrowings                 13,400,000            3.62            12,631,028          18,300,000             5.48

One to four unit
residential
warehouse borrowings      273,153,564            3.13           166,081,766         316,617,348             4.66

                                                              AVERAGE BALANCE    MAXIMUM BALANCE    WEIGHTED-AVERAGE
                         BALANCE AT        INTEREST RATE AT   OUTSTANDING FOR      OUTSTANDING        INTEREST RATE
                      DECEMBER 31, 2000   DECEMBER 31, 2000     THE PERIOD      DURING THE PERIOD    FOR THE PERIOD
                      -----------------   -----------------   ---------------   -----------------   ----------------

Term debt                $ 72,000,000            8.74%         $ 74,133,333        $ 79,900,000             9.27%

Working capital
borrowings                 11,500,000            7.16            11,366,667          18,100,000             7.94

One to four unit
residential
warehouse borrowings       62,703,493            6.35            98,521,863         144,029,517             7.30

FHLMC multfamily
warehouse borrowings       54,200,000            8.14            13,037,583          76,800,000             8.14

Pursuant to arrangements made by the Company with certain lenders, virtually all cash balances of the Company, as well as the trust bank accounts referred to in
Note 1, are used as compensating balances for bank lines of credit of the Company. In addition, the Company's debt agreements require the maintenance of certain financial ratios relating to liquidity, leverage, working capital, and net worth.

6. MORTGAGE LOAN COMMITMENTS AND FORWARD SALE AGREEMENTS:

The company currently uses two different types of derivatives as defined per SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," mortgage loan commitments and forward sale agreements.

MORTGAGE LOAN COMMITMENTS -- At December 31, 2001 and 2000, the Company had approximately $312,370,500 and $112,433,131, respectively, in commitments to extend credit and make mortgage loans on residential dwellings at fixed-interest rates and discount points. Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any conditions established in the commitment. These commitments expose the Company to market risk as a result of potential increases in mortgage interest rates. The risk is minimized by fees collected from the mortgagor and by forward sales agreements discussed below. All such commitments are subject to the Company's underwriting and documentation standards and exist for specific time frames, generally ranging from 30 to 90 days.

The Company accounts for mortgage loan commitments as derivatives after the interest rate lock has occurred. The value of the commitment at that time is initially deferred, with subsequent changes in value being recognized currently in earnings. The Company had mortgage loan commitments outstanding, in which the interest rate had been locked, valued as a liability of $161,433 as of December 31, 2001.

MANDATORY FORWARD SALES AGREEMENTS -- The Company enters into forward delivery contracts to sell mortgage backed securities for the purpose of reducing exposure to the effect of changes in interest rates on mortgage loans that the Company has originated and has committed to originate. Cash flows from these transactions are included with the cash flows related to mortgage notes held for sale in the statements of cash flows.

As of December 31, 2001 and 2000, the Company was committed to deliver approximately $387,947,118 and $89,760,900, respectively, of securities under mandatory forward sales agreements.

Forward sale agreements that correspond to loans in process are accounted for as free standing derivatives. The change in value of these instruments is recognized currently in earnings. As of December 31, 2001, the Company had forward sale agreements valued as an asset of $986,937 that were considered free standing derivatives.

Forward sale agreements that correspond to closed loans that the Company has within its first mortgage notes portfolio are considered fair value hedges of the corresponding notes. As such, both the change in value of the derivative (i.e., the forward sale agreements) and the change in value of the hedged item (i.e., the corresponding first mortgage notes) are recognized currently in earnings. As of December 31, 2001, the Company had forward sale agreements valued as an asset of $1,689,327 that were considered fair value hedges.

7. COMMITMENTS AND CONTINGENCIES:

RECOURSE ON FORECLOSURE LOSSES

The Company has assumed the recourse risk related to foreclosure losses, after private mortgage insurance coverage, relating to $779,356 and $903,660 of loans collateralizing FNMA and FHLMC mortgage-backed securities at December 31, 2001 and 2000, respectively. Management does not believe that the recourse provisions subject the Company to any material risk of loss. The Company has also indemnified the Department of Housing and Urban Development for foreclosure losses relating to $6,102,255 and $4,276,972 of loans as of December 31, 2001 and 2000. A specific loss provision of $2,512,371 has been accrued as of December 31, 2001.

LEGAL PROCEEDINGS

In the normal course of business, the Company is involved in various types of litigation, including litigation relating to terms and conditions of borrowing arrangements and employment disputes. In the opinion of management based on its assessment and consultation with outside counsel, litigation which is currently pending against the Company will not have a material impact on the financial condition or future operations of the Company as a whole.

In addition, as of December 31, 2001, the Company is a defendant in a case alleging a violation of the Maryland Consumer Protection Act and other common law claims related to force-placed insurance. A class has been certified and a trial date is scheduled for October 7, 2002. The Company and its counsel believe that the Company has meritorious defenses and will defend the case vigorously. No amounts have been accrued for the matter as of December 31, 2001.

CONCENTRATIONS OF CREDIT RISK

The Company originates residential mortgage loans for its customers primarily in its market area of the Eastern, Southern, and Midwest regions of the United States, from Connecticut to Texas. These loans are collateralized by deeds of trust on the underlying real property. The Company uses standardized underwriting practices, which are generally accepted in the mortgage banking industry. These underwriting practices are designed to meet the requirements of the various mortgage agencies and private investors to facilitate the sale of mortgage loans in the secondary mortgage market.

The Company's mortgage servicing portfolio has the following geographic and interest rate concentrations:

                                STATE            PERCENT
                         -------------------     -------
                         Maryland                   26%
                         Virginia                   14
                         New Jersey                 11
                         Pennsylvania                9
                         North Carolina              8
                         Illinois                    5
                         Texas                       4
                         Other                      23
                                                   ---
                                                   100%
                                                   ===

                            INTEREST RATE        PERCENT
                         -------------------     -------
                         Less than 6.00%             3%
                         6.00% to 7.99%             78
                         8.00% to 9.99%             18
                         Greater than 10.00%         1
                                                   ---
                                                   100%
                                                   ===

8. FIDELITY BONDS:

At December 31, 2001, the Company has insurance coverage for employee fidelity in the amount of $10,000,000 in the aggregate and errors and omissions in the amount of $10,000,000 for each occurrence.

9. LOAN BROKERAGE:

In connection with performing loan brokerage services, in certain instances, the Company acted as an escrow agent for the related lender and borrower. As a result, related trust funds of approximately $0 and $58,275,177 at December 31, 2001 and 2000, respectively, are invested in assets specified by the related escrow agreements. These funds are not included in the financial statements.

10. PROFIT-SHARING PLAN:

The Company maintains a 401(k) profit-sharing plan for its employees. Contributions to the plan consist of employee contributions, matching employer contributions calculated as a percentage of the employee's contribution, and discretionary employer contributions. Employees are eligible for participation in the plan immediately upon employment and are fully vested in the plan after five years of employment. The Company's expense for the plan was $704,547 and $459,989 for the year ended December 31, 2001 and 2000, respectively.

11. STOCK OPTION PLANS:

The Company has issued restricted stock and has adopted a stock option plan for management and key employees. With respect to the restricted stock, certain key employees purchased stock in the Company's parent. The price for such stock was set at the fair market value of the Company as of the date that the stock was purchased. The stock is not registered and has no transferable market until the Company's parent files a registration statement.

Under the stock option plan, key members of management are granted options to purchase stock in the Company's parent. Substantially all options vest over a five-year term, commencing with 20 percent vested at the date of grant. The options expire 10 years after the date of grant. As of December 31, 2001, 529,000 shares have been reserved for issuance of the stock options. The average remaining contractual life of options granted is 1.64 years as of December 31, 2001. The Company recorded a reduction to compensation expense of $1.7 million in 2001 and $0 in 2000.

At December 31, 2001 and 2000, the Company's options issued and outstanding were as follows:

                                                    AVERAGE          EXERCISE PRICE         NUMBER OF
                                                 EXERCISE PRICE          RANGE                SHARES
                                                 --------------      --------------         ---------
Outstanding at December 31, 1999                     $3.36           $.01 to $11.71          447,000
   Issued                                             --                   --                     --
   Expired                                            --                   --                     --
   Exercised                                         10.76                10.76                3,000
                                                                                             -------
   Outstanding at December 31, 2000                  3.31            $.01 to $11.71          444,000
   Issued                                             --                   --                     --
   Expired                                            --                   --                     --
   Exercised                                          --                   --                     --
                                                                                             -------
Outstanding at December 31, 2001                     3.31            $.01 to $11.71          444,000
                                                                                             =======
Exercisable at December 31, 1999                     3.10            $.01 to $11.71          431,800
                                                                                             =======
Exercisable at December 31, 2000                     3.15            $.01 to $11.71          437,400
                                                                                             =======
Exercisable at December 31, 2001                     3.25            $.01 to $11.71          440,600
                                                                                             =======

The Company accounts for its stock-based compensation plans under APB No. 25 and related interpretations. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income for 2001 and 2000 would not have been materially different.

For the year ended December 31, 2001 and 2000, the weighted average fair value per option granted is not applicable, as no options were granted in 2001 or 2000.

12. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:

The majority of the Company's assets and liabilities are financial instruments. The estimated fair value of the Company's financial instruments at December 31, 2001 and 2000 are as follows:

                                                         DECEMBER 31, 2001
                                                   -----------------------------
                                                     CARRYING
                                                      AMOUNT         FAIR VALUE
                                                   ------------     ------------
Financial assets:
   Cash, restricted and unrestricted               $  3,177,986     $  3,177,986
   First mortgage notes held for sale               281,260,043      282,427,427
   Investment in first mortgage notes                 1,993,323        1,993,323
   Servicing assets, net                            113,159,065      113,159,065
   Forwards sale agreements                           2,676,264        2,676,264
   Other financial assets                            10,468,122       10,468,122
Financial liabilities:
   Interest rate lock commitments                       161,433          161,433
   Other financial liabilities                      372,966,279      372,966,279

                                                         DECEMBER 31, 2000
                                                   -----------------------------
                                                     CARRYING
                                                      AMOUNT         FAIR VALUE
                                                   ------------     ------------
Financial assets:
   Cash, restricted and unrestricted               $  3,699,682     $  3,699,682
   First mortgage notes held for sale               128,632,721      130,887,306
   Investment in first mortgage notes                 2,044,634        2,044,634
   Servicing assets, net                            113,211,449      120,688,510
   Interest rate lock commitments                            --        1,013,593
   Other financial assets                            12,619,138       12,619,138
Financial liabilities:
   Forward sale agreements                                   --        1,003,798
   Other financial liabilities                      221,955,023      221,955,023

The following methods and assumptions were used to estimate the fair value amounts at December 31, 2001 and 2000:

CASH, RESTRICTED AND UNRESTRICTED -- Carrying amount approximates fair value.

FIRST MORTGAGE NOTES HELD FOR SALE -- Fair value is determined by current investor yield requirements calculated on an aggregate basis.

INVESTMENT IN FIRST MORTGAGE NOTES -- Fair value is based on valuation of the related collateral.

SERVICING ASSETS, NET -- Fair value of the servicing assets is estimated using discounted cash flow analyses based on contractual repayments and anticipated prepayments of the associated mortgage loans.

FORWARD SALE AGREEMENTS -- Fair value of forward sale agreements is estimated using market value.

OTHER FINANCIAL ASSETS -- Carrying amount estimates fair market value.

INTEREST RATE LOCK COMMITMENTS -- Fair market value is estimated using market value.

OTHER FINANCIAL LIABILITIES -- Fair market value is estimated based on the maturity and interest rate of the related debt instruments. Carrying amount estimates fair market value.

13. RELATED PARTY:

The Company has paid expenses during 2000 relating to use of an airplane for employee business travel to Tucker, Inc., an entity owned by an officer of the Company. The rates charged by Tucker, Inc. for use of the plane were comparable with the market rates charged by companies not related to the Company. As of December 31, 2001, Tucker, Inc. was paid approximately $610,000 and is owed approximately $5,280 for expenses incurred but not billed.


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